UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2005

ASPEN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

In November 2004, two putative class action lawsuits were filed against Aspen Technology, Inc. (the “Company”) in the United States District Court District of Massachusetts, captioned, respectively, Fener v. Aspen Technology, Inc., et. al., Civil Action No. 04-12375 (D. Mass.) (filed Nov. 9, 2004) and Stockmaster v. Aspen Technology, Inc., et. al., Civil Action No. 04-12387 (D. Mass.) (filed Nov. 10, 2004) (the “Class Actions”).  The Class Actions allege, among other things, that the Company violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with various statements about its financial condition for fiscal years 2000 through 2004.  On February 2, 2005, the Court consolidated the cases under the caption Aspen Technology, Inc. Securities Litigation, Civil Action No. 04-12375 (D. Mass.), and appointed The Operating Engineers and Construction Industry and Miscellaneous Pension Fund (Local 66) and City of Roseville Employees’ Retirement System as lead plaintiff, purporting to represent a putative class of persons who purchased Aspen Technology, Inc. common stock between January 25, 2000 and October 29, 2004.  On August 26, 2005, the plaintiffs filed a consolidated amended complaint containing allegations materially similar to the prior complaints and expanding the class action period to December 7, 1999 through March 15, 2005.   No class has yet been certified.

Following mediation, on November 16, 2005, the Company and the plaintiffs on behalf of putative class members entered in to a Stipulation and Agreement of Compromise, Settlement and Release of Securities Action (the “Stipulation”) which was filed with the Court on the same date.  A preliminary hearing on the Stipulation is currently scheduled for December 12, 2005. Under the Federal Rules of Civil Procedure, the class will be provided notice of the Stipulation and the right to object or opt out of the settlement.  Pursuant to the Stipulation, the plaintiffs would receive a total of $5.6 million dollars if, among other conditions, the Court were to approve the Stipulation.  The Company believes that the costs of funding the settlement set forth in the Stipulation will be paid by the Company’s insurance carrier or are otherwise previously reserved.  As noted above, the Stipulation is subject to preliminary Court approval, notice to putative class members, and final Court approval.

The Company entered into the Stipulation to resolve the matter and without acknowledging any fault, liability or wrongdoing of any kind.  There has been no adverse determination by the Court against the Company or any of the other defendants in the case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: November 22, 2005	By:	/s/ Charles F. Kane
Charles F. Kane
Senior Vice President – Finance and Chief Financial Officer